Exhibit 99.1

Legal Opinion

GuoYin (CDB) Financial Center 11-13 F, 2003 FuZhong 3rd Road,

FuTian District, Shenzhen, China 518017

(Tel) : (0755) 33050833 (Fax) : (0755) 33377409

Legal Opinion

Legal Opinion

Jan. 18, 2025

To:	Lianhe Sowell International Group Ltd

Shenzhen Integrated Circuit Design Application Industry Park, Unit 505-3
Chaguang Road No. 1089, Nanshan District, Shenzhen, China

Dear Sirs/Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC”, for the purpose of this legal opinion (the “Opinion”) only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Region) and, as such, are qualified to issue a legal opinion on the laws and regulations of the PRC.

We have acted as the PRC counsel of Lianhe Sowell International Group Ltd (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of ordinary shares of the Company (the “Ordinary Shares”), in accordance with the Company’s registration statement on Form F-1 (Registration No. 333-279303), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) and (ii) the Company’s proposed listing and trading of the Company’s Ordinary Shares on the Nasdaq Capital Market.

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company, the PRC Subsidiaries, the HK Subsidiary as defined below, and such other documents, corporate records, certificates, approvals, Governmental Authorizations, as defined below, and other instruments as we have deemed necessary for the purpose of rendering this opinion (collectively, the “Documents”).

A. Definition

The following terms as used in this Opinion are defined as follows:

(A)	“PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC;

(B)	“PRC Laws” means all laws, rules, regulations, statutes, orders, decrees, notices, circulars, judicial interpretations and other legislation of the PRC effective and available to the public as of the date hereof;

Legal Opinion

(C)	“Governmental Agencies” means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC;

(D)	“Governmental Authorizations” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws;

(E)	“BVI Subsidiary” means Lianhe Sowell International Holding Group Ltd., a company incorporated in British Virgin Islands of which 100% equity interest is directly owned by the Company;

(F)	“HK Subsidiary” means Lianhe Sowell International Group Limited, a company incorporated in Hong Kong of which 100% equity interest is indirectly owned by the Company;

(G)	“PRC Subsidiaries” means the subsidiaries incorporated by the Company in the PRC, including Lianhe Sowell International Holdings (Hangzhou) Co., Ltd., (“Sowell Hangzhou”), Lianhe Sowell International Holdings (Shenzhen) Co., Ltd., ( “Sowell International”), Lianhe Sowell Precision Machine (Hangzhou) Co., Ltd. (“Sowell Precision Hangzhou”) Lianhe Sowell Precision Machine (Shenzhen) Co., Ltd. (“Sowell Precision Shenzhen”), Shenzhen Sowell Technology Development Co., Ltd. (“Shenzhen Sowell”), and subsidiaries of Shenzhen Sowell, including Hezhi Rongtong (Shenzhen) Technology Co., Ltd. (“Hezhi Rongtong”), Shenzhen Sowell Digital Energy Technology Co., Ltd. (“Shenzhen Sowell Digital”), Wuxi Sowell Information Technology Co., Ltd. (“Wuxi Sowell”), Shenzhen Aiyin Digital Technology Co., Ltd. (“Shenzhen Aiyin”), Suzhou Sowell Vision Technology Co., Ltd. (“Suzhou Sowell”), and Anhui Lianhe Sowell Technology Co., Ltd. (“Anhui Sowell”);

(H)	“Cybersecurity Rules” means the Measures for Cybersecurity Review published by the Cyberspace Administration of China (the “CAC”) and other twelve Government Agencies on December 28, 2021, which became effective on February 15, 2022;

(I)	“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement; and

(J)	“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which were issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, which has been merged into the State Administration for Market Regulation, the China Securities Regulatory Commission ( the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009;

(K)	“Trial Measures” means all the Circular and trial measures published on February 17, 2023, by the CSRC, including the Circular on Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (Trial Measures) and five supporting guidelines, and the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

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B. Assumptions

In reviewing the Documents and for the purpose of this opinion, we have assumed that:

(1)	all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties; all parties have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(2)	all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(3)	unless otherwise indicated in the Documents, the Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	all requested Documents have been provided to us and all information (including factual statements) provided to us by the Company, its BVI Subsidiary, HK Subsidiary, its PRC Subsidiaries, and related parties in response to our inquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that all the companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(5)	each of the parties to the Documents (other than the PRC Subsidiaries) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party;

(6)	all parties have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(7)	all Governmental Authorizations and other official statements or documentation were obtained from competent PRC Authorities by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes;

(8)	all explanations and interpretations provided by the officials of Governmental Agencies duly reflect the official position of the relevant Governmental Agencies, and are complete, true and correct; and

(9)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

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C. Opinion

Based on the foregoing and subject to the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof:

(1) Corporate Structure: The description of the ownership structure set forth under the caption “Corporate History and Structure” in the Prospectus is true and accurate in all material respects. Insofar as it pertains to PRC laws, nothing has been omitted from such description that would render it misleading in any material respect. Based on our understanding of the currently effective PRC laws, the ownership structures of the PRC entities do not violate any applicable PRC laws.

(2) Taxation: To the best of our knowledge, after due inquiry and as confirmed by the Company, the statements made in the Registration Statement under the caption “Taxation - People’s Republic of China Taxation” with respect to PRC tax laws, regulations, and interpretations, provide true and accurate descriptions of the matters discussed therein in all material respects. To the extent that the discussion includes definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, they represent our opinion on such matters.

(3) Filing Requirements under the Trial Measures: On February 17, 2023, the CSRC issued the Trial Measures, which came into effect on March 31, 2023. It stipulates, among other things, PRC domestic companies that seek public offering and listing of securities on overseas stock exchanges, either directly or indirectly, shall fulfill the CSRC filing requirements by submitting required documents to CSRC within three (3) working days after the overseas offering application is submitted to the relevant overseas regulator of the listing venue for the first time. We hereby confirm that the Company has completed such filing for the Offering with the CSRC on May 3, 2024, and the Company shall become subject to reporting obligations after the completion of the Offering as required under the Overseas Listing Trial Measures.

(4) M&A Rules: The M&A Rules, among other things, require offshore special purpose vehicles (SPVs) formed for the purpose of overseas listings via acquisitions of PRC domestic companies or assets and controlled, directly or indirectly, by PRC companies or individuals, to obtain the approval of the CSRC prior to listing and trading on any overseas stock exchange. However, since the promulgation of the M&A Rules in 2006, the CSRC has not issued specific guidance or interpretation regarding whether offerings，such as this Offering, are subject to the M&A Rules, or how to obtain CSRC approval, until the CSRC filing requirements, which became effective on March 31, 2023.

(5) Recognition and Enforcement of Foreign Judgments: The recognition and enforcement of foreign judgments in the PRC are subject to compliance with the PRC Civil Procedure Law and the relevant civil procedure requirements. PRC courts may recognize and enforce foreign judgments in accordance with the provisions of the PRC Civil Procedure Law, either based on treaties between China and the country where the judgment was made or on the principle of reciprocity between jurisdictions. However, as of the date hereof, China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. Furthermore, under the PRC Civil Procedure Law, PRC courts may refuse to enforce a foreign judgment against the Company or its directors and officers if they determine that the judgment violates the basic principles of PRC law, or threatens national sovereignty, security, or public interest. Consequently, it remains uncertain whether, or on what grounds, a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(6) Statements in the Prospectus
To the best of our knowledge, after due inquiry and as confirmed by the Company, the statements set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Corporate History and Structure,” “Business,” “Regulations,” and “Enforceability of Civil Liabilities” (other than the financial statements, related schedules, and other financial data, as to which we express no opinion), to the extent that they constitute matters of PRC Law, are true and accurate in all material respects, and nothing has been omitted from such statements that would make them misleading in any material respect.

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D. Qualifications

This opinion is subject to the following qualifications:

(1)	This Opinion is limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above;

(2)	This Opinion is limited to the matters set forth herein and is subject to the effectiveness of any future change, amendment, alteration or adoption of any PRC Laws. The interpretation and implementation of the PRC Laws are subject to the legislative, regulatory, administrative and judicial discretion of relevant authorities;

(3)	This Opinion is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights;

(4)	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC;

(5)	This Opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities;

(6)	The term “enforceability” as used in this Opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts;

(7)	Unless otherwise indicated in the Documents, we have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to render this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Subsidiaries or the rendering of this opinion;

(8)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on representations made by officers and employees of the Company, its BVI Subsidiary, the HK Subsidiary, the PRC Subsidiaries, and Governmental Agencies;

(9)	This Opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently;

(10)	This Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The Opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the Opinion expressed herein.

This Opinion is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission on the date thereof and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Guangdong Zhuojian Law Firm

Guangdong Zhuojian Law Firm